EXECUTION

                          COMPANY SECURITY AGREEMENT

      This COMPANY SECURITY AGREEMENT (this "Agreement"), dated as of November 14, 1997, is entered into by and between LAS VEGAS SANDS, INC., a Nevada corporation ("LVSI"), VENETIAN CASINO RESORT, LLC, a Nevada limited liability company ("VCR"), GRAND CANAL SHOPS MALL CONSTRUCTION, LLC, a Delaware limited liability company ("GCCLLC" and together with LVSI and VCR, individually each a "Debtor" and together, as joint and several obligors, the "Debtors"), and THE BANK OF NOVA SCOTIA, a Canadian chartered bank ("Scotiabank") in its capacity as Intercreditor Agent under the Intercreditor Agreement (as defined below) (in such capacity, "Intercreditor Agent") for and on behalf of (i) each agent and each Bank Lender under the Bank Credit Agreement (as defined below) and any Interest Rate Exchangers (as defined below) (individually, each a "Bank Secured Party" and together, the "Bank Secured Parties"), (ii) GMAC Commercial Mortgage Corporation, a California corporation ("GMAC"); (iii) First Trust National Association, a national banking association, as the trustee (the "Mortgage Note Indenture Trustee") for and on behalf of the Mortgage Note Holders (individually, each a "Mortgage Note Secured Party" and together, the "Mortgage Note Secured Parties") under the Mortgage Notes Indenture (as defined below) and
(iv) Intercreditor Agent and Disbursement Agent.

                                   RECITALS

      A. The Project. The Debtors propose to develop, construct and operate the Venetian Casino Resort, a large scale Venetian-themed hotel, casino, retail, convention, trade show, meeting and entertainment complex, with related heating, ventilation and air conditioning and power station facilities, as part of the redevelopment of the site of the former Las Vegas Sands Hotel and Casino.

      B. Bank Credit Agreement. Concurrently herewith, LVSI and VCR (as joint and several obligors) have entered into a Credit Agreement, dated the date hereof with the financial institutions party thereto as lenders (the "Bank Lenders"), Scotiabank, as administrative agent and Goldman Sachs Credit Partners L.P., as arranger and syndication agent (such credit agreement as it may be modified, amended, supplemented, extended, refinanced, refunded, renewed, replaced or substituted from time to time, the "Bank Credit Agreement") pursuant to which the Bank Lenders will extend certain credit to LVSI and VCR subject to the terms and conditions set forth therein. LVSI and VCR may from time to time enter into one or more Interest Rate Agreements (collectively, the "Lender Interest Rate Agreements") with one or more Bank Lenders (in such capacity, collectively, "Interest Rate Exchangers") in accordance with the terms of the Bank Credit Agreement, and it is desired that the obligations of LVSI and VCR under the Lender Interest Rate Agreements,


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including the obligation of LVSI and VCR to make payments thereunder in the event of early termination thereof, be included in the Bank Secured Obligations secured hereunder.

      C. GMAC Credit Agreement. Concurrently herewith, Debtors have entered into a Credit Agreement, dated as of the date hereof, with GMAC (such credit agreement as it may be modified, amended, supplemented, extended, refinanced, refunded, renewed, replaced or substituted from time to time, the "GMAC Credit Agreement") pursuant to which GMAC has agreed to extend certain credit facilities to the Debtors subject to the terms and conditions set forth therein.

      D. Mortgage Notes Indenture. Concurrently herewith, LVSI and VCR, certain guarantors named therein and the Mortgage Note Indenture Trustee have entered into that certain Mortgage Notes Indenture, dated as of the date hereof (such indenture as modified, amended or supplemented from time to time, the "Mortgage Notes Indenture") pursuant to which LVSI and VCR will issue the Mortgage Notes in a principal amount equal to $425,000,000 to finance certain costs of constructing the Project, as more particularly described therein.

      E. Disbursement Agreement. Concurrently herewith, the Debtors, the Bank Agent, the Mortgage Notes Indenture Trustee, GMAC, Atlantic-Pacific Las Vegas, LLC, and Scotiabank, as Disbursement Agent (the "Disbursement Agent") have entered into the Funding Agents Disbursement and Administration Agreement, dated as of the date hereof (such agreement as modified, amended or supplemented from time to time, the "Disbursement Agreement") setting forth conditions to and the sequencing of funding construction costs for the Project and certain other matters.

      F. Intercreditor Agreement. Concurrently herewith, the Intercreditor Agent, the Bank Agent, the Mortgage Note Indenture Trustee, GMAC and the trustee for certain senior subordinated notes issued by LVSI and VCR, have entered into an Intercreditor Agreement (Credit Parties), dated as of the date hereof (such agreement as it may be modified, amended or supplemented from time to time, the "Intercreditor Agreement") which sets forth certain agreements among such lenders with respect to the priority of the liens created hereunder, the enforcement of remedies and the allocation of the proceeds of any realization upon the collateral. The Intercreditor Agent is entering into this Agreement and shall perform its obligations as set forth and in the manner provided, pursuant to the provisions of the Intercreditor Agreement and shall take directions from time to time from one or more of the Credit Parties as defined and provided for therein.

      G. Condition Precedent. It is a condition precedent to entering into the Mortgage Notes Indenture, the Bank Credit Agreement and the GMAC Credit Agreement and consummating the transactions contemplated therein (including the extension of credit thereunder) that the Debtors enter into this Agreement.


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                                   AGREEMENT

      In consideration of the promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Debtors hereby agree as follows:

1.    Definitions.

      1.1 "Bank Event of Default" shall mean any Event of Default under and as defined in either the Disbursement Agreement or the Bank Credit Agreement.

      1.2 "Event of Default" shall mean a Bank Event of Default, a GMAC Event of Default or a Mortgage Note Event of Default.

      1.3 "GECC Proceeds Account" means an account funded solely by proceeds of loans made pursuant to a credit agreement by and between LVSI and/or VCR and General Electric Capital Corporation and other lenders party thereto.

      1.4 "GMAC Event of Default" shall mean any Event of Default under and as defined in either the Disbursement Agreement or the GMAC Credit Agreement.

      1.5 "Mortgage Note Event of Default" shall mean any Event of Default under the Mortgage Notes Indenture.

      1.6 "Obligations" shall mean collectively the Bank Secured Obligations, the GMAC Secured Obligations and the Mortgage Notes Secured Obligations.

      1.7 "Receivables" shall mean all of the Debtor's accounts and accounts receivable, including, without limitation, all rights to payment for goods sold or leased or secured or for services rendered which are not evidenced by an instrument or chattel paper, all other present or future rights for money due or to become due, all of the accounts, chattel paper, instruments, promissory notes, contract rights, documents, other obligations and general intangibles for money due or to become due of any kind, in each case whether now existing or hereafter arising and wherever arising and whether or not earned by performance.

      1.8 "Secured Parties" shall mean individually and collectively, Disbursement Agent, Intercreditor Agent, the Bank Secured Parties, GMAC and the Mortgage Note Secured Parties.

      1.9 "Specified FF&E" shall mean any furniture, fixtures, equipment and other personal property which is acquired with proceeds of any Approved Equipment Funding Commitments.


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      1.10 "UCC" shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

      1.11 Unless otherwise defined herein, all capitalized terms used herein which are defined in the Disbursement Agreement shall have their respective meanings as used in the Disbursement Agreement as in effect on the date hereof. The rules of interpretation contained in Exhibit A to the Disbursement Agreement as in effect on the date hereof shall apply to this Agreement.

2.    Assignment, Pledge and Grant of Security Interests.

      2.1 Senior Grant in Favor of Bank Secured Parties, GMAC and Intercreditor Agent in Assigned Agreements. To secure the timely payment and performance of the Bank Secured Obligations (as defined in Section 3.1 hereof) and the GMAC Secured Obligations (as defined in Section 3.2 hereof), subject to compliance with applicable Nevada Gaming Laws, each Debtor does hereby assign, grant and pledge to, and subject to a security interest on a first priority basis in favor of, the Intercreditor Agent, on behalf and for the benefit of the Bank Secured Parties, GMAC, the Intercreditor Agent and the Disbursement Agent, all the estate, right, title and interest of such Debtor, whether now owned or hereafter acquired or arising and wheresoever located, whether or not of a type which may be subject to a security interest under the UCC, in, to and under the following (the "Shared Intangible Collateral"):

            2.1.1 the following agreements and documents, as amended, supplemented or otherwise modified from time to time (individually, an "Assigned Agreement," and collectively, the "Assigned Agreements") and all of such Debtor's rights thereunder:

                  (A)   the Construction Management Agreement;

                  (B)   the Direct Construction Guaranty;

                  (C)   the Indirect Construction Guaranty;

                  (D)   the Professional Services Agreement;

                  (E)   the HVAC Services Agreement;

                  (F)   the Contracts;


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                  (G)   the Approved Equipment Funding Commitments;

                  (H)   the Cooperation Agreement;

                  (I)   the HVAC Ground Lease;

                  (J)   the Services Agreement;

                  (K)   the Treadway Agreement;

                  (L)   the Predevelopment Agreement;

                  (M) the Mall Lease (excluding, however, any rights of GCCLLC as tenant thereunder, such rights having been granted as collateral pursuant to a separate security interest agreement (the "Mall Construction Subsidiary Security Agreement"), of even date herewith, by and between GCCLLC and the Intercreditor Agent for and on behalf of the Secured Parties);

                  (N)   the Casino Lease;

                  (O) the Billboard Master Lease (excluding, however, any rights of GCCLLC as tenant thereunder, such rights having been granted as collateral pursuant to the Mall Construction Subsidiary Security Agreement);

                  (P)   the Construction Agency Agreement;

                  (Q)   the Harrah's Shared Roadway Agreement;

                  (R) all other documents and agreements entered into on, prior to or after the date hereof, relating to the development and construction of the Project (other than the Financing Agreements, the Tranche A Take Out Loan Commitment Agreement, the Tranche B Take Out Loan Commitment Agreement, the Tranche B Collateral Security Agreement and any other documents related to the Tranche A Take Out Loan or the Tranche B Take Out Loan) as the same may be amended from time to time in accordance with the terms and conditions of the Disbursement Agreement and to the extent assignable any other agreements to which such Debtor is or becomes a party;

                  (S) the insurance policies maintained by such Debtor or any other Person under the Disbursement Agreement, the Cooperation Agreement or any other Project Document (except (i) as specifically provided above, and (ii) such Project Documents that have been granted as collateral pursuant to the Mall Construction Subsidiary Security Agreement), including, but not limited to any such policies insuring against loss of revenues by reason of


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            interruption of the operation of the Project and all loss proceeds and other amounts payable to such Debtor thereunder, and all eminent domain proceeds;

                  (T) to the extent assignable, all other agreements, including vendor warranties, indemnities, and guarantees running to such Debtor or assigned to such Debtor, including, but not limited to, all such agreements relating to the construction, maintenance, improvement, operation or acquisition of the Project or any part thereof, or transport of material, equipment and other parts of the Project or any part thereof;

                  (U) any other lease or sublease agreements or easement
            agreements including, but not limited to, all such agreements relating to the Project (other than the Mall) or any part thereof or any ancillary facilities to which such Debtor is or becomes a party;

                  (V) all amendments, supplements, substitutions and renewals to any of the aforesaid agreements;

                  (W) all rights of such Debtor to receive (i) monies due or to become due under or pursuant to the aforesaid agreements and (ii) proceeds of any insurance, indemnity, warranty or guaranty with respect to the aforesaid agreements;

                  (X) all claims of such Debtor for damages arising out of
            breach or default under any of the aforesaid agreements;

                  (Y) the rights of such Debtor to terminate, amend, supplement, or modify any of the aforesaid agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder; and

                  (Z) all Permits, including those described on Annex 5 hereto, necessary for or relating to the construction of the Project.

            2.1.2 the proceeds of all of the foregoing, including without limitation, (a) all rights of such Debtor to receive proceeds, rents, profits and moneys due and to become due under or pursuant to the Assigned Agreements; (b) all rights of such Debtor to receive the return of any premiums for, or proceeds of, any insurance, indemnity, warranty or guaranty with respect to the Assigned Agreements or to receive any condemnation proceeds; (c) all claims of such Debtor for damages arising out of, or for breach of or default under, any Assigned Agreement; and (d) to the extent not included in the foregoing, all proceeds receivable or received when any and all of the Assigned Agreements or proceeds thereof is sold, collected, exchanged or otherwise disposed of, whether voluntarily or involuntarily.


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



      Notwithstanding anything to the contrary contained herein, the term "Shared Intangible Collateral" for purposes of this Section 2.1 shall not include (i) the Accounts to the extent included in the Collateral under any Collateral Account Agreements, (ii) any common stock, preferred stock or membership interest, whether represented by certificates or otherwise, in Debtors or any of their Subsidiaries (including Excluded Subsidiaries),
      (iii) Specified FF&E (except to the extent that the Bank Secured Parties finance Specified FF&E pursuant to an Approved Equipment Funding Commitment), (iv) the HVAC Component, (v) any gaming devices or other equipment which would require a finding of suitability or other similar procedure by an applicable Nevada Gaming Authority prior to being pledged, hypothecated, or given as collateral security, (vi) contract rights in respect of agreements entered into with regard to the purchase of any furniture, fixtures and equipment for use in the hotel/casino component of the Project and any deposits paid in respect thereof and (vii) the GECC Proceeds Account.

      2.2 Senior Grant to Bank Secured Parties and Intercreditor Agent in Other Collateral. To secure the timely payment and performance of the Bank Secured Obligations (as defined in Section 3.1 hereof), subject to compliance with applicable Nevada Gaming Laws, each of LVSI and VCR does hereby assign, grant and pledge to, and subject to a security interest on a first priority basis in favor of, the Intercreditor Agent, on behalf and for the benefit of the Bank Secured Parties, the Intercreditor Agent and the Disbursement Agent, all the estate, right, title and interest of each of LVSI and VCR, whether now owned or hereafter acquired or arising and wheresoever located, whether or not of a type which may be subject to a security interest under the UCC, in, to and under the following:

            2.2.1 all Permits (except for those described in section 2.1.1(Z)), but excluding any of the Permits which by their terms or by operation of law prohibit or do not allow assignment or which would become void solely by virtue of a security interest being granted therein;

            2.2.2 all rents, profits, income, royalties, revenues, accounts, contract rights, chattel paper, documents, instruments, general intangibles and other rights of any kind and all rights in, to and under all security agreements, leases and other contracts securing or otherwise relating to any such rents, profits, income, royalties, revenues, accounts, contract rights, chattel paper, instruments, documents, general intangibles or other rights and claims to the payment or receipt of money or other forms of consideration;

            2.2.3 all equipment in all of its forms and all parts thereof and accessions thereto, including, but not limited to, all plant, machinery, tools, engines, and equipment of any type including, without limitation, control equipment, gaming equipment and general equipment and devices, all computer equipment, calculators, adding machines, slot gaming tables, video game and slot machines and any other electronic equipment of every nature, appliances, mechanical and electrical systems, elevators, lighting, alarm systems, fire control systems, furnishings, furniture, service


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



      equipment, motor vehicles, building or maintenance equipment, building or maintenance materials, pipes and pipelines, spare parts, maps, plans, specifications, architectural, engineering, construction or shop drawings, manuals or similar documents and any replacements, renewals or substitutions for any of the foregoing;

            2.2.4 all plant fixtures, business fixtures and other fixtures and storage and office facilities and accessions thereto and replacements thereof and products thereof;

            2.2.5 all inventory in all of its forms, including, but not limited to, (i) all goods held by such Debtor for sale or lease or to be furnished under contracts of service or so leased or furnished, (ii) all supplies, raw materials, work in process, finished goods, and materials used or consumed in LVSI's and VCR's business, (iii) all goods covered by any warehouse receipts, bills of lading or other such documents or in which such Debtor has an interest in mass or a joint or other interest or right of any kind and (iv) all goods which are returned to or repossessed by such Debtor and all accessions thereto and products thereof;

            2.2.6 all trademarks and service marks now held or hereafter acquired by any Debtor which are registered in the United States Patent and Trademark Office or in any similar office or agency of the United States or any state thereof or any political subdivision thereof and any application for such trademarks and service marks, as well as any unregistered marks used by such Debtor in the United States and trade dress including logos, designs, trade names, business names, fictitious business names and other business identifiers in connection with which any of these registered or unregistered marks are used in the United States (collectively, the "Marks") including, but not limited to, the Marks listed on Annex 2, together with the registration and right to renewals thereof, and the goodwill of the business of such Debtor symbolized by the Marks and all licenses associated therewith, it being understood that the rights and interests included herein shall include, without limitation, all rights and interests pursuant to licensing or other contracts in favor of such Debtor pertaining to the Marks presently or in the future owned or used by third parties but, in the case of third parties which are not Affiliates of such Debtor, only to the extent permitted by such licensing or other contracts and, if not so permitted, except with respect to the rights of such Debtor to receive payments thereunder, only with the consent of such third parties;

            2.2.7 all United States copyrights which such Debtor now or hereafter owns or has registered with the United States Copyright Office, as well as any application for a United States copyright registration now or hereafter made with the United States Copyright Office by such Debtor (collectively, the "Copyrights") including, but not limited to, the Copyrights listed on Annex 3, and all United States patents to which of such Debtor now or hereafter has title and any divisions or continuations thereof, as well as any application for a United States patent now or hereafter made by of such Debtor (collectively, the "Patents"), including, but not limited to, all


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      Patents listed on Annex 4, and all reissues, renewals or extensions of each of them, it being understood that the rights and interests included herein shall include, without limitation, all rights and interests pursuant to licensing or other contracts in favor of such Debtor pertaining to the Copyrights and Patents presently or in the future owned or used by third parties but, in the case of third parties which are not Affiliates of such Debtor, except with respect to the rights of such Debtor to receive payments thereunder, only to the extent permitted by such licensing or other contracts and, if not so permitted, only with the consent of such third parties;

            2.2.8 all computer programs and software of such Debtor and all intellectual property rights therein and all other proprietary information of such Debtor, including, but not limited to, trade secrets, it being understood that the rights and interests included herein shall include, without limitation, all rights and interests pursuant to licensing or other contracts in favor of pertaining to computer programs and software presently or in the future owned or used by third parties but, in the case of third parties which are not Affiliates of such Debtor, only to the extent permitted by such licensing or other contracts and, if not so permitted, except with respect to the rights of each of such Debtor to receive payments thereunder, only with the consent of such third parties;

            2.2.9 to the extent not covered by any other clause of this subsection 2.2 but subject to the exclusions specified above, all other trademarks, tradenames, tradesecrets, goodwill, business names, patents, patent applications, licenses and copyrights, registrations, and franchise rights;

            2.2.10 to the extent not covered by any other clause of this subsection 2.2 but subject to the exclusions specified above, all other general intangibles (including, but not limited to, tax refunds, rights to payment or performance, chooses in action and judgments taken on any rights or claims included in the Collateral);

            2.2.11 contract rights in respect of agreements entered into with regard to the purchase of any furniture, fixtures and equipment for use in the hotel/casino component of the Project and any deposits paid in respect thereof;

            2.2.12 the proceeds of all of the foregoing (all of the collateral described in 2.2.1 through and including 2.2.11 being herein collectively referred to as the "Other Collateral" and together with the Shared Intangible Collateral, the "Collateral"), including without limitation,
      (a) all rights of such Debtor to receive proceeds, rents, profits and moneys due and to become due under or pursuant to the Other Collateral;
      (b) all rights of such Debtor to receive the return of any premiums for, or proceeds of, any insurance, indemnity, warranty or guaranty with respect to the Other Collateral or to receive any condemnation proceeds;
      (c) all claims of such Debtor for damages arising out of, or for breach of or default under, any Other Collateral; and (d) to the extent not included in the foregoing, all proceeds receivable or received when any and all of the foregoing Other Collateral or


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      proceeds thereof is sold, collected, exchanged or otherwise disposed of, whether voluntarily or involuntarily.

      Notwithstanding anything to the contrary contained herein, the term "Other Collateral" for purposes of this Section 2.2 shall not include (i) any Accounts to the extent included in the Collateral under any Collateral Account Agreements, (ii) any common stock, preferred stock or membership interest, whether represented by certificates or otherwise, in such Debtor or any of its Subsidiaries (including Excluded Subsidiaries), (iii) Specified FF&E (except to the extent that the Bank Secured Parties finance Specified FF&E pursuant to an Approved Equipment Funding Commitment), (iv) any gaming devices or other equipment which would require a finding of suitability or other similar procedure by an applicable Nevada Gaming Authority prior to being pledged, hypothecated, or given as collateral security, (v) the HVAC Component, (vi) the Shared Intangible Collateral and (vii) the GECC Proceeds Account.

      2.3 Junior Grant in Favor of Mortgage Note Secured Parties. To secure the timely payment and performance of the Mortgage Note Secured Obligations (as defined in Section 3.3 hereof), subject to compliance with applicable Nevada Gaming Laws, each Debtor does hereby assign, grant and pledge to, and subject to a security interest on a second priority basis, in favor of, the Intercreditor Agent, on behalf of and for the benefit of the Mortgage Note Secured Parties, the Intercreditor Agent and the Disbursement Agent, all the estate, right, title and interest of each Debtor, whether now owned or hereafter acquired or arising and wheresoever located, whether or not of a type which may be subject to a security interest under the UCC, in, to and under the Collateral provided, that with respect to GCCLLC, the foregoing grant shall be limited to that portion of the Collateral that constitutes Shared Intangible Collateral.

Notwithstanding anything to the contrary contained herein, the term "Collateral" for purposes of this Section 2.3 shall not include (i) any common stock, preferred stock or membership interest, whether represented by certificates or otherwise, in such Debtors or any of their Subsidiaries (including Excluded Subsidiaries), (ii) any gaming devices or other equipment which would require a finding of suitability or other similar procedure by an applicable Nevada Gaming Authority prior to being pledged, hypothecated, or given as collateral security,
(iii) any Accounts to the extent included in the Collateral under any Collateral Account Agreements, (iv) any Specified FF&E, (v) the HVAC Component and (vi) the GECC Proceeds Account.

      2.4 Delivery of Assigned Agreements. Each Debtor has heretofore delivered, or concurrently with the delivery hereof, is delivering to the Intercreditor Agent an executed counterpart or certified copy of each of the Assigned Agreements. Each Debtor will likewise deliver to the Intercreditor Agent an executed counterpart of each future lease, construction agreement, operation agreement and other agreement entered into by Debtors, any notices, reports or requests for information related to any of the foregoing, and amendments and supplements to the foregoing, as they are entered into by Debtor promptly upon the execution thereof. Each Debtor will further: (1) mark conspicuously each item of chattel paper and, at the reasonable request of the Intercreditor Agent, each of its

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records pertaining to the Collateral, with a legend, in form and substance reasonably satisfactory to the Intercreditor Agent, indicating that such Collateral is subject to the security interest granted hereby, (ii) at the reasonable request of the Intercreditor Agent, deliver and pledge to the Intercreditor Agent hereunder all promissory notes and other instruments (including checks) and all original counterparts of chattel paper constituting Collateral, duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Intercreditor Agent. Notwithstanding anything to the contrary contained herein, no such future lease, construction agreement, operation agreement or other material agreement may be entered into by Debtor except as permitted under the Disbursement Agreement, while applicable, the Bank Credit Agreement, the Mortgage Notes Indenture and the GMAC Credit Agreement.

      2.5 Debtors to Remain Liable. Notwithstanding anything to the contrary contained herein, Debtors shall remain liable under each of the Assigned Agreements to perform all of the obligations undertaken by them thereunder, all in accordance with and pursuant to the terms and provisions thereof and take such action to such end as requested by the Intercreditor Agent, and the Secured Parties shall have no obligation or liability under any of such Assigned Agreements by reason of or arising out of this Agreement, nor shall the Intercreditor Agent or any other Secured Party be required or obligated in any manner to perform or fulfill any obligations of Debtors thereunder or to make any payment or inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim or take any action to collect or enforce the payment of any amounts which may have been assigned to Secured Parties or to which such Secured Party may be entitled at any time.

      2.6 Action by Intercreditor Agent and Secured Parties to Cure Certain Defaults. If any default by a Debtor under any of the Assigned Agreements shall occur and be continuing that constitutes an Event of Default, then subject to the terms of the Intercreditor Agreement any of the Intercreditor Agent and Secured Parties shall be permitted (but shall not be obligated) to remedy any such default by giving written notice of such intent to Debtors and to the parties to the Assigned Agreement or Assigned Agreements for which such of the Intercreditor Agent and Secured Parties intends to remedy the default. After giving such notice of its intent to cure such default and upon the commencement thereof, the Intercreditor Agent or Secured Parties, as applicable, will proceed diligently to cure such default. Any cure by the Intercreditor Agent or any of the Secured Parties of Debtor's default under any of the Assigned Agreements shall not be construed as an assumption by the Intercreditor Agent or any of the other Secured Parties of any obligations, covenants or agreements of Debtors under such Assigned Agreement, and neither the Intercreditor Agent nor any of the Secured Parties shall be liable to either Debtor or any other Person as a result of any actions undertaken by the Intercreditor Agent or any of the Secured Parties pursuant hereto or pursuant to any Consent or in curing or attempting to cure any such default. This Agreement shall not be deemed to release or to affect in any way the obligations of Debtors under the Assigned Agreements or the rights of Intercreditor Agent hereunder with respect to the exercise of remedies.



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      2.7 Restrictions on Modification of Assigned Agreements. Debtor shall not without the consent of the Intercreditor Agent:

            2.7.1 cancel or terminate any of the Assigned Agreements or consent to or accept any cancellation or termination thereof;

            2.7.2 amend or otherwise modify the Assigned Agreements or give any consent, waiver or approval thereunder;

            2.7.3 waive any default under or breach of the Assigned Agreements;

            2.7.4 consent to or permit or accept any prepayment of amounts to become due under or in connection with the Assigned Agreements, except as expressly provided therein; or,

            2.7.5 take any other action in connection with the Assigned Agreements that would impair the value of the interest or rights of Debtor thereunder or that would impair the interest or rights of the Secured Parties.

Notwithstanding the foregoing, Debtors may take any actions otherwise prohibited under this subsection 2.7 to the extent permitted by the Disbursement Agreement, the Mortgage Notes Indenture, the Bank Credit Agreement and GMAC Credit Agreement. Further, Debtors shall not sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral except as permitted by the Disbursement Agreement, the Mortgage Notes Indenture, the Bank Credit Agreement and the GMAC Credit Agreement so long as any such agreement by its terms restricts the sale, assignment or other disposition of Collateral.

3.    Obligations Secured.

      3.1 Bank Secured Obligations. This Agreement secures, and all of the Collateral is collateral security for (i) the prompt payment and performance by each Debtor when due whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. ss.362(a)), of all obligations and liabilities of every nature of Debtors now or hereafter existing under or arising out of or in connection with the Bank Credit Agreement and the other Loan Documents (as defined in the Bank Credit Agreement) and the Lender Interest Rate Agreements and all extensions and renewals thereof, whether for principal, interest (including without limitation, interest that, but for the filing of a petition in bankruptcy with respect to such Debtor, would accrue on such obligations at the contract rate whether or not a claim for such interest is allowed in any such proceeding), reimbursement for draws on letters of credit, payments for early termination, fees, expenses, increased costs, indemnification, or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated and whether or not jointly owed with others, (ii) any and all sums advanced by any of the Bank Secured Parties in order to preserve the Collateral or preserve Bank Secured Parties' security interest in the Collateral (or the priority thereof), (iii) the expenses of any Bank Secured Parties of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, of any proceeding for the collection or enforcement of any indebtedness, obligations or liabilities of Debtors referred to above, or of any exercise by the Bank Secured Parties of their rights hereunder, together with reasonable attorneys' fees and disbursements and court costs, (iv) any and all obligations of Debtors to the Intercreditor Agent and any other agents in respect of costs, fees, indemnification or otherwise under this Agreement, the Disbursement Agreement, the Collateral Account Agreements and/or any other Financing Agreement whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated and whether or not jointly owed with others and (v) any of the foregoing obligations that are paid to the extent all or any portion of such payment is avoided or recovered directly or indirectly from any Bank Secured Party as a preference, fraudulent transfer or otherwise (collectively, the "Bank Secured Obligations").

      3.2 GMAC Secured Obligations. This Agreement secures, and all of the Shared Intangible Collateral is collateral security for (i) the prompt payment and performance by each Debtor when due whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. ss.362(a)), of all obligations and liabilities of every nature of Debtors now or hereafter existing under or arising out of or in connection with the GMAC Credit Agreement and the other Loan Documents (as defined in the GMAC Credit Agreement) and all extensions and renewals thereof, whether for principal, interest (including without limitation, interest that, but for the filing of a petition in bankruptcy with respect to such Debtor, would accrue on such obligations at the contract rate whether or not a claim for such interest is allowed in any such proceeding), payments for early termination, fees, expenses, increased costs, indemnification, or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated and whether or not jointly owed with others, (ii) any and all sums advanced by GMAC in order to preserve the Collateral or preserve GMAC's security interest in the Collateral (or the priority thereof), (iii) the expenses of GMAC of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, of any proceeding for the collection or enforcement of any indebtedness, obligations or liabilities of Debtors referred to above, or of any exercise by GMAC of its rights hereunder, together with reasonable attorneys' fees and disbursements and court costs, (iv) any and all obligations of Debtors to the Disbursement Agent and the Intercreditor Agent in respect of costs, fees, indemnification or otherwise under this Agreement, the Disbursement Agreement, the Collateral Account Agreements and/or any other Financing Agreement whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated and whether or not jointly owed with others and (v) any of the foregoing obligations that are paid to the extent all or a portion of such payment is avoided or recovered directly or indirectly from GMAC as a preference, fraudulent transfer or otherwise (collectively, the "GMAC Secured Obligations").

      3.3 Mortgage Note Secured Obligations. This Agreement secures, and all of the Collateral is collateral security for (i) the prompt payment and performance by each Debtor when due whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. ss.362(a)), of all obligations and liabilities of every nature of Debtors now or hereafter existing under or arising out of or in connection with the Mortgage Notes, the Mortgage Note Indenture, this Agreement, the Disbursement Agreement, the Collateral Account Agreements and the Mortgage Notes Indenture Security Documents and all extensions and renewals thereof, whether for principal, interest (including without limitation, interest that, but for the filing of a petition in bankruptcy with respect to such Debtor, would accrue on such obligations at the contract rate whether or not a claim for such interest is allowed in any such proceeding), payments for early termination, fees, expenses, increased costs, indemnification, or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated and whether or not jointly owed with others, (ii) any and all sums advanced by any of the Mortgage Note Secured Party in order to preserve the Collateral or preserve the Mortgage Note Secured Parties' security interest in the Collateral (or the priority thereof), (iii) the expenses of the Intercreditor Agent or the Mortgage Note Indenture Trustee of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, of any proceeding for the collection or enforcement of any indebtedness, obligations or liabilities of Debtors referred to above, or of any exercise by the Mortgage Note Indenture Trustee of its rights hereunder, together with reasonable attorneys' fees and disbursements and court costs, (iv) any and all obligations of Debtors to the Disbursement Agent and the Intercreditor Agent in respect of costs, fees, indemnification or otherwise under this Agreement, the Disbursement Agreement, the Collateral Account Agreements and/or any other Financing Agreement whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated and whether or not jointly owed with others and (v) any of the foregoing obligations that are paid, to the extent all or a portion of such payment is avoided or recovered directly or indirectly from any Mortgage Note Secured Party as a preference, fraudulent transfer or otherwise (collectively, the "Mortgage Note Secured Obligations").

4.    Representations and Warranties of Debtor.

      Each Debtor represents and warrants as of the date hereof as follows:

      4.1 Such Debtor has not assigned any of its rights under the Assigned Agreements except as expressly permitted under the Disbursement Agreement and each of the Bank Credit Agreement, the GMAC Credit Agreement and the Mortgage Notes Indenture.

      4.2 Such Debtor has not executed and is not aware of any effective financing statement, security agreement or other instrument similar in effect covering all or any part of the Collateral, except such as may have been filed in accordance with the terms of this Agreement and the other Financing Agreements in favor of Secured Parties.

      4.3 Except as otherwise permitted by the Disbursement Agreement, the Bank Credit Agreement, the GMAC Credit Agreement and the Mortgage Notes Indenture such Debtor is lawfully possessed of ownership of the Collateral and has full right, title and interest in and to all rights purported to be granted to it under the Assigned Agreements, not subject to any Liens except Permitted Liens. Such Debtor has full power and lawful authority to grant and assign the Collateral hereunder and all consents of third parties required in connection therewith have been obtained except for the license from Pratt Hotel Corporation with respect to the use of the Sands name. All of the assets, equipment and personal property of Debtor secured hereby is, as of the date hereof, located at the places specified in Annex 1 attached hereto.

      4.4 Such Debtor does not do business, and for the previous five years has not done business, under any fictitious business names or trade names.

      4.5 Such Debtor is the true, lawful and exclusive owner of the Marks listed in Annex 2, except those listed as being held under a non-exclusive license, and said listed Marks include all of such Debtor's United States federal registrations or applications registered in the United States Patent and Trademark office. Such Debtor owns or is licensed to use all Marks that it uses that are material to its business. Such Debtor is aware of no material third party claim that any aspect of such Debtor's present or contemplated business operations infringes or will infringe on any such third party's rights to such Marks. Such Debtor is the owner of record of all United States registrations and applications listed in Annex 2 hereto and that said registrations are valid, subsisting, have not been cancelled and that such Debtor is not aware of any material third-party claim that any of said registrations is invalid or unenforceable.

      4.6 Such Debtor is the true, lawful and exclusive owner of all rights in the Patents listed in Annex 3 hereto and in the Copyrights listed in Annex 4 hereto. Said listed Patents include all the United States patents and applications for United States patents that such Debtor owns and said listed Copyrights constitute all the United States copyrights registered in the United States Copyright Office and applications for United States copyrights that it now uses or practices under that are material to its business. Such Debtor is aware of no material third party claim that any aspect of such Debtor's present or contemplated business operations infringes or will infringe on any such third party's rights to any patent or any copyright.

      4.7 All notes and other instruments (excluding checks) and all certificated securities comprising any and all items of Collateral have been delivered to the Intercreditor Agent duly endorsed and accompanied by duly executed instruments of transfer or assignment in blank.


5.    Covenants of Debtors.

      Each Debtor covenants as follows:

      5.1 Any action or proceeding to enforce this Agreement after an Event of Default has occurred and is continuing under any Assigned Agreement may be taken by the Intercreditor Agent either in such Debtor's name or in the Intercreditor Agent's name, as the Intercreditor Agent may deem necessary.

      5.2 Such Debtor will, so long as any Obligations shall be outstanding, warrant and defend its title to the Collateral and the interests of the Intercreditor Agent and the Secured Parties in the Collateral against any claim or demand of any persons (other than Permitted Liens) which could reasonably be expected to materially and adversely affect such Debtor's title to, or the Secured Parties right or interest in, such Collateral.

      5.3 Such Debtor will at all times keep accurate and complete records of the Collateral. Such Debtor shall, at its own expense, permit representatives of the Intercreditor Agent, the Bank Agent, GMAC and the Mortgage Note Indenture Trustee upon reasonable prior notice, and in accordance with Section 5.5 of the Disbursement Agreement (while applicable), at any time during normal business hours of such Debtor to inspect and make abstracts from such Debtor's books and records pertaining to the Collateral subject to a confidentiality undertaking in form and substance reasonably satisfactory to Debtors. Upon the occurrence and during the continuation of any Event of Default, at the Intercreditor Agent's request, Debtors shall promptly deliver copies of any and all such records to the Intercreditor Agent.

      5.4 Unless waived in writing by the Intercreditor Agent, such Debtor shall give the Intercreditor Agent at least forty-five (45) days' notice before it changes its name, identity, corporate structure, location of its principal place of business or location of its chief executive office and shall at the expense of such Debtor execute and deliver such instruments and documents as may reasonably be required by the Intercreditor Agent to maintain a prior perfected security interest in the Collateral.

      5.5 Such Debtor will keep and maintain the Collateral in good condition, working order and repair and from time to time will make or cause to be made all repairs, replacements and other improvements in connection therewith that are necessary or desirable toward such end. Such Debtor will not misuse the Collateral, or allow it to deteriorate except for the ordinary wear and tear of its normal and expected use in such Debtor's business in accordance with such Debtor's policies as then in effect (provided that no changes are made to such Debtor's policies as in effect on the date hereof that would be materially adverse to the interests of the Secured Parties), and will comply in all material respects with all laws, statutes and regulations pertaining to the use or ownership of the Collateral. Such Debtor will promptly notify the Intercreditor Agent, Bank Agent, GMAC and the Mortgage Note Indenture Trustee regarding any material loss or damage to any material Collateral or portion thereof; provided, however, that the foregoing provisions exclude normal wear and tear to the Collateral, items that the such Debtor reasonably believes are no longer necessary to the successful operation of its business and the disposition of obsolete items. Such Debtor will not use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral. Nothing contained in this Section 5.5 shall prohibit such Debtor from taking any action or refraining from taking any action permitted by the Disbursement Agreement (while applicable), the Bank Credit Agreement, the GMAC Credit Agreement or the Mortgage Note Indenture.

      5.6 Upon the reasonable request of the Intercreditor Agent, Bank Agent, GMAC or the Mortgage Notes Indenture Trustee, such Debtor will promptly deliver to such Person records and schedules that show the status, condition and location of the Collateral, including accounts receivable aging reports and other reports reasonably requested by such Person, all in reasonable detail; and will promptly notify the Intercreditor Agent, Bank Agent, GMAC and the Mortgage
Note Indenture Trustee in writing of any event, or change of law, regulation, business practice, or business condition that may materially adversely affect the value of the Collateral. The Intercreditor Agent, Bank Agent, GMAC and the Mortgage Note Indenture Trustee shall have the right to review and verify such records, schedules, financial information and notices, and such Debtor will reimburse each such Person for all costs incurred thereby. Such review and verification shall include the right of the Intercreditor Agent, Bank Agent, GMAC and the Mortgage Note Indenture Trustee to contact account debtors to confirm balances owing on and the terms of Receivables, provided that an Event of Default has occurred and is continuing.

      5.7 Except as otherwise provided in this Section 5.7, such Debtor shall continue to collect at its own expense, all amounts due or to be become due such Debtor under the Receivables. In connection with such collections, such Debtor may take (and, at the Intercreditor Agent's reasonable direction, shall take) such action as such Debtor or the Intercreditor Agent after consultation with such Debtor reasonably deem necessary or advisable to enforce collection of the Receivables; provided, however, that such Debtor shall not adjust, settle or compromise the amount or payment of any Receivable, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon, other than adjustments, settlements, or discounts that are in accordance with such Debtor's policies as then in effect; provided that no changes are made to such Debtor's policies as in effect on the date hereof that would be materially adverse to the interests of the Secured Parties. The Intercreditor Agent shall have the right at any time after the occurrence and during the continuation of an Event of Default to notify the account debtors or obligors under any of the Receivables of the assignment of such Receivables to the Secured Parties and to direct such account debtors or obligors to make payment of all amounts due or to become due to such Debtor thereunder directly to the Intercreditor Agent or to such Secured Parties as Intercreditor Agent may direct in accordance with the Intercreditor Agreement and, upon such notification and at the expense of such Debtor, to enforce collection of any such Receivables, and to adjust, settle or compromise the amount or payment thereof, as the Intercreditor may deem appropriate in its sole discretion. After the occurrence and during the continuation of an Event of Default (i) all amounts and proceeds (including instruments) received by such Debtor in respect of the Receivables shall be received in trust for the benefit of the Secured Parties hereunder and, upon notice from the Intercreditor Agent, shall be segregated from other funds of such Debtor and shall be forthwith paid over to the Intercreditor Agent or to such Secured Parties as Intercreditor

Agent may direct in accordance with the Intercreditor Agreement in the same form as so received (with all necessary or appropriate endorsements) to be held as cash collateral and applied as provided by Section 8, and (ii) such Debtor shall not adjust, settle or compromise the amount or payment of any Receivable, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon.

      5.8 Such Debtor shall pay promptly when due all taxes, assessments and governmental charges or levies imposed upon, and all claims against, the Collateral, except to the extent the validity thereof is being contested in good faith; provided that such Debtor shall in any event pay such taxes, assessments, charges, levies or claims not later than five (5) days prior to the date of any proposed sale under any judgement, writ or warrant of attachment entered or filed against such Debtor or any of the Collateral as a result of the failure to make such payment.

      5.9   Marks.

            (a) Each such Debtor hereby agrees not to sell, assign (by operation of law or otherwise) or otherwise dispose of any right under any material Mark that such Debtor is required to maintain under Section 5.9(b) hereof except as permitted by the Disbursement Agreement (while applicable), the Bank Credit Agreement, the GMAC Credit Agreement and the Mortgage Note Indenture, absent prior written approval of the Intercreditor Agent. Each such Debtor agrees to use such Marks in interstate commerce in a manner that is sufficient to preserve such Marks as trademarks or service marks registered under the laws of the United States.

            (b) Each such Debtor shall, at its own expense, diligently prosecute all applications for Marks listed in Annex 2 hereto and further, for all of its material registered Marks, shall diligently process all documents required by the Trademark Act of 1946, 15 U.S.C. ss.ss. 1051 et seq. to maintain trademark registration, including but not limited to affidavits of use and applications for renewals of registration in the United States Patent and Trademark Office pursuant to 15 U.S.C. ss.ss. 1058(a), 1059 and 1065, and shall pay all fees and disbursements in connection therewith and shall not abandon any such filing of affidavit of use or any such application of renewal prior to the exhaustion of all administrative and judicial remedies without the prior written consent of the Intercreditor Agent; provided, that such Debtor shall not be obligated to maintain any Mark in the event that such Debtor determines, in its reasonable business judgment, that the maintenance of such Mark is no longer necessary or desirable in the conduct of its business. Each Debtor agrees to notify the Intercreditor Agent, the Bank Agent, GMAC and the Mortgage Note Indenture Trustee three (3) months prior to the date on which the affidavits of use or the applications for renewal registration are due with respect to any material registered Mark.

            (c) If any material Mark registration certificate is issued hereafter to a Debtor as a result of any application now or hereafter pending before the United
                                     18

      States Patent and Trademark Office, within thirty (30) days of receipt of such certificate confirming such registration such Debtor shall deliver a copy of such certificate, and a grant of security in such Mark on behalf of the Secured Parties to the Intercreditor Agent, the Bank Agent, GMAC and the Mortgage Note Indenture Trustee, confirming the grant thereof hereunder together with all cover sheets or other documents or instruments required to be filed with the United States Patent and Trademark Office in order to create or perfect a lien in respect of such Mark.

            (d) Each Debtor agrees, promptly upon learning thereof, to notify the Intercreditor Agent, the Bank Agent, GMAC and the Mortgage Note Indenture Trustee in writing of the name and address of, and to furnish such pertinent information that may be available with respect to, any party who such Debtor believes is infringing or otherwise violating any of such Debtor's rights to any material Mark, or with respect to any party claiming that such Debtor's use of any such Mark violates in any material respect any property right of that party. Such Debtor further agrees, unless otherwise agreed by the Intercreditor Agent, diligently to prosecute any Person infringing any material Mark.

      5.10  Patents and Copyrights.

            (a) Each Debtor hereby agrees not to sell, assign (by operation of law or otherwise), or otherwise dispose of any right under any material Patent or Copyright except as permitted by the Disbursement Agreement (while applicable), the Bank Credit Agreement, the GMAC Credit Agreement and the Mortgage Note Indenture, absent prior written approval of the Intercreditor Agent.

            (b) Each Debtor shall, at its own expense, diligently prosecute all applications for material Patents and material Copyrights listed in Annex 3 and Annex 4 hereto, respectively, and shall not abandon any such application prior to exhaustion of all reasonable administrative and judicial remedies, absent written consent of the Intercreditor Agent. Each Debtor shall do all acts and things reasonably necessary to maintain the Patents and Copyrights listed in Annex 3 and Annex 4, respectively, and all Patents and Copyrights hereafter obtained or acquired by such Debtor, including, without limitation, making timely payment of all post-issuance fees required pursuant to 35 U.S.C. ss. 41 to maintain in force rights under each Patent.

            (c) Within thirty (30) days of acquisition of a Patent or Copyright, or of filing of an application for a Patent or Copyright by a Debtor, such Debtor shall deliver to the Intercreditor Agent, the Bank Agent, GMAC and the Mortgage Note Indenture Trustee a copy of said Patent or Copyright or such application, as the case may be, with a grant of security as to such Patent or Copyright, as the case may be, confirming the grant thereof hereunder together with all cover sheets or other documents or instruments required to be filed with the United States Patent and

      Trademark Office in order to create or perfect a lien in respect of such Patent or Copyright.

            (d) Each Debtor agrees, promptly upon learning thereof, to notify the Intercreditor Agent, the Bank Agent, GMAC and the Mortgage Note Indenture Trustee in writing of the name and address of, and to furnish such pertinent information available to such Debtor with respect to any party who Debtor believes is infringing or otherwise violating any of such Debtor's rights in any material Patent or material Copyright, or with respect to any party claiming that Debtor's practice of any Patent or use of any Copyright violates any property right of that third party. Each Debtor further agrees, unless otherwise agreed by the Intercreditor Agent, diligently to prosecute any Person infringing any material Patent or material Copyright.

      5.11 Accounts. Following termination of the Accounts, Debtors shall establish a cash management system in form and substance reasonably acceptable to Intercreditor Agent and shall only establish and maintain deposit accounts, investment accounts or like accounts with financial institutions that have entered into letter agreements with the Intercreditor Agent and the Debtors (or their subsidiaries) in form and substance satisfactory to Intercreditor Agent pursuant to which such financial institution confirms and acknowledges the security interest of Secured Parties in such account, waives its right of set-off with respect to amounts held therein and agrees that if Intercreditor Agent notifies such institution that an Event of Default has occurred, then until such notification is rescinded, such institution will act only on instructions from Intercreditor Agent and will, if so instructed to, block further withdrawals from such account. Debtors will take such further actions and execute such further documents in connection therewith as Intercreditor Agent may reasonably request in order to perfect, or maintain the perfection of the security interest of Secured Parties in such accounts.

6.    Remedies Upon Event of Default.

      6.1 Subject to compliance with applicable Nevada Gaming Laws, if any Event of Default shall have occurred and be continuing, the Intercreditor Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral), and also may (a) require Debtors to, and Debtors hereby agree that they will at their expense and upon request of the Intercreditor Agent forthwith, assemble all or part of the Collateral as directed by the Intercreditor Agent and make it available to the Intercreditor Agent at a place to be designated by the Intercreditor Agent that is reasonably convenient to both parties, (b) enter onto the property where any Collateral is located and take possession thereof with or without judicial process, (c) prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent the Intercreditor Agent deems appropriate, (d) take possession of Debtors' premises or place custodians in exclusive control thereof, remain on such premises and use the same and any of Debtors' equipment for the purpose of completing any work in process, taking any actions described in the preceding clause (c) and collecting any Obligation, and (e) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Intercreditor Agent's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Intercreditor Agent may deem commercially reasonable. The Intercreditor Agent or any of the Secured Parties or Interest Rate Exchanger may be the purchaser of any or all of the Collateral at any such sale and the Intercreditor Agent as agent for and representative of the Secured Parties and Interest Rate Exchangers shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by the Intercreditor Agent at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Debtors, and Debtors hereby waive (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which they now have or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Debtors agree that, to the extent notice of sale shall be required by law, at least ten days' notice to Debtors of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Intercreditor Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Intercreditor Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Debtors hereby waive any claims against the Intercreditor Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Intercreditor Agent accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Obligations, Debtors shall be liable for the deficiency and the reasonable fees of any attorneys employed by the Intercreditor Agent to collect such deficiency. Upon written demand from the Intercreditor Agent, each Debtor shall execute and deliver to the Intercreditor Agent an assignment or assignments of the Patents, Copyrights, and Marks and such other documents as are necessary or appropriate to carry out the intent and purposes of this Agreement. Each Debtor agrees that such an assignment and/or recording shall be applied to reduce the Obligations outstanding only to the extent that the Intercreditor Agent receives cash proceeds in respect of the sale of, or other realization upon, the Collateral.

7.    Remedies Cumulative; Delay Not Waiver.

      7.1 No right, power or remedy herein conferred upon or reserved to the Intercreditor Agent is intended to be exclusive of any other right, power or remedy and every such right, power and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right, power and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder or otherwise shall not prevent the concurrent assertion or employment of any other appropriate right or remedy. Resort to any or all security now or hereafter held by the Intercreditor Agent may be taken concurrently or successively and in one or several consolidated or independent judicial actions or lawfully taken nonjudicial proceedings, or both.

      7.2 No delay or omission of the Intercreditor Agent to exercise any right or power accruing upon the occurrence and during the continuance of any Event of Default as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and every power and remedy given by this Agreement may be exercised from time to time, and as often as shall be deemed expedient, by the Intercreditor Agent.

8.    Application of Proceeds.

      All proceeds received by the Intercreditor Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied to repay the Secured Obligations as provided in the Intercreditor Agreement.

9.    Attorney-In-Fact.

      Subject to compliance with applicable Nevada Gaming Laws, each Debtor hereby irrevocably appoints the Intercreditor Agent as Debtors' attorney-in-fact, with full authority in the place and stead of Debtor and in the name of such Debtor, the Intercreditor Agent or otherwise, from time to time upon and following the occurrence and continuation of an Event of Default or Potential Event of Default in the Intercreditor Agent's discretion to take any action and to execute any instrument that the Intercreditor Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including without limitation:

            (a) to obtain and adjust insurance required to be maintained by Debtors or paid to the Intercreditor Agent pursuant to this Agreement;

            (b) to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

            (c) to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clauses (a) and (b) above;

            (d) to file any claims or take any action or institute any proceedings that the Intercreditor Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Intercreditor Agent with respect to any of the Collateral;

            (e) to pay or discharge taxes or Liens (other than Permitted Liens) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Intercreditor Agent in its sole discretion, any such payments made by the Intercreditor Agent to become obligations of Debtor to the Intercreditor Agent, due and payable immediately without demand;

            (f) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts and other documents relating to the Collateral; and

            (g) upon the occurrence and during the continuation of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Intercreditor Agent were the absolute owner thereof for all purposes, and to do, at the Intercreditor Agent's option and Debtors' expense, at any time or from time to time, all acts and things that the Intercreditor Agent deems necessary to protect, preserve or realize upon the Collateral and the Intercreditor Agent's security interest therein in order to effect the intent of this Agreement, all as fully and effectively as Debtor might do.

10.   The Intercreditor Agent May Perform.

      Upon the occurrence and during the continuance of an Event of Default, if Debtor fails to perform any agreement contained herein, the Intercreditor Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Intercreditor Agent incurred in connection therewith shall be part of the Obligations of the Relevant Secured Parties.

11.   Perfection; Further Assurances.

      11.1 Each Debtor agrees that from time to time, at the expense of such Debtor, such Debtor shall promptly execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary, or that the Intercreditor Agent may reasonably request, in order to perfect and protect the assignment and security interest granted, purported or intended to be granted hereby in favor of the Secured Parties or to enable the Intercreditor Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Debtor shall (i) if any Collateral shall be evidenced by a promissory note or other instrument in excess of $5,000, deliver and pledge to the Intercreditor Agent for the benefit of the Secured Parties granted a security interest in such Collateral such note duly endorsed without recourse, and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Intercreditor Agent, (ii) execute and deliver to the Intercreditor Agent such financing or continuation statements, or amendments thereto, and such other instruments, endorsements or notices, as may be reasonably necessary or desirable or as such Secured Parties may reasonably request, in order to perfect and preserve the assignments and security interests granted, purported or intended to be granted hereby in favor of the Relevant Secured Parties and (iii) at the Intercreditor Agent's reasonable request, appear in and defend any action or proceeding that may affect Debtor's title to or the Intercreditor Agent's or any of the Secured Parties security interest in all or any part of the Collateral.

      11.2 Each Debtor hereby authorizes the Bank Agent, GMAC, the Mortgage Note Indenture Trustee and the Intercreditor Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral in which such Secured Party has been granted a security interest without the signature of such Debtor where permitted by law.

      11.3 Each Debtor shall pay all filing, registration and recording fees and all refiling, re-registration and re-recording fees, and all reasonable expenses incident to the execution and acknowledgment of this Agreement, any assurance, and all federal, state, county and municipal stamp taxes and other taxes (other than income taxes), duties, imports, assessments and charges arising out of or in connection with the execution and delivery of this Agreement, any agreement supplemental hereto, any financing statements, and any instruments of further assurance.

      11.4 Each Debtor shall, promptly upon request, provide to the Intercreditor Agent, all information and evidence it may reasonably request concerning the Collateral to enable the Intercreditor Agent to enforce the provisions of this Agreement.

12.   Place of Business; Location of Records.

      Unless the Intercreditor Agent is otherwise notified under Section 5.4, the place of business and chief executive office of each Debtor is, and all records of such Debtor concerning the Collateral are and will be, located at the address of such Debtor set forth on the signature pages to this Agreement.

13.   Continuing Assignment and Security Interest; Transfer of Debt.

      This Agreement shall create a continuing assignment of, and security interest in, the Collateral and shall (a) remain in full force and effect until payment in full of all Obligations, (b) be binding upon each Debtor, its successors and assigns; provided, however, that the obligations of each Debtor, its successors and assigns hereunder may not be assigned without the prior written consent of the Intercreditor Agent; and (c) inure, together with the rights and remedies of the Intercreditor Agent hereunder, to the benefit of the Intercreditor Agent, its successors, transferees and assigns, the other Secured Parties and their respective successors, transfers and assigns (whether as a result of a refinancing or otherwise). Without limiting the generality of the foregoing but subject to the terms of the Financing Agreements evidencing the Obligations owed to particular Secured Parties, such Secured Parties may assign or otherwise transfer all or any part of or interest in such Financing Agreements or other evidence of indebtedness held by them to any other Person to the extent permitted by such Financing Agreements, and such other Person shall thereupon become vested with all or an appropriate part of the benefits in respect thereof granted to the Secured Parties herein or otherwise. The release of the security interest in any or all of the Collateral, the taking or acceptance of additional security, or the resort by any Secured Party or the Intercreditor Agent to any security it may have in any order it may deem appropriate, shall not affect the liability of any person on the Obligations secured hereby. If this Agreement shall be terminated or revoked by operation of law, each Debtor will indemnify and save the Secured Parties harmless from any loss which may be suffered or incurred by the Secured Parties in acting hereunder prior to the receipt by the Intercreditor Agent, its successors, transfers, or assigns of notice of such termination or revocation. Each Debtor acknowledges and agrees that, pursuant to and in accordance with the terms of the Intercreditor Agreement, one or more additional or successor Intercreditor Agents, or other agents or representatives of the Intercreditor Agent or other secured Parties may be appointed, by written notice to each Debtor, and such person or persons shall be entitled to exercise or perform all or a portion of the duties or obligations of the Intercreditor Agent hereunder in accordance with the terms of such appointment.

14.   Termination of Security Interest.

      14.1 Upon the indefeasible payment in full of the Bank Secured Obligations, the security interest granted under Subsection 2.1 and 2.2 in favor of the Intercreditor Agent on behalf of the Bank Secured Parties shall terminate; provided that such termination shall not affect the rights of the other Secured Parties hereunder. Upon any such termination, the Intercreditor Agent will, at the Debtors' expense, execute and deliver to the Debtors such documents (including, without limitation, UCC-3 termination statements) as the Debtors shall reasonably request to evidence such termination. Following any such termination any references to the Bank Agent and the Bank Credit Agreement shall be deemed to be deleted.

      14.2 Upon the indefeasible payment in full of the GMAC Obligations or, if earlier, the Mall Release Date, the security interest granted under Subsection
2.1 hereof in favor of GMAC shall terminate; provided that such termination shall not affect the rights of the other Secured Parties hereunder. Upon any such termination, the Intercreditor Agent will, at the Debtors' expense, execute and, deliver to the Debtors such documents (including, without limitation, UCC-3 termination statements) as the Debtors shall reasonably request to evidence such termination. Following any such termination any references to GMAC and the GMAC Credit Agreement shall be deemed to be deleted.

      14.3 Upon the indefeasible payment in full of the Mortgage Note Secured Obligations, the security interest granted under Subsection 2.3 in favor of the Mortgage Note Indenture Trustee shall terminate; provided that such termination shall not affect the rights of the other Secured Parties hereunder. Upon any such termination, the Intercreditor Agent will, at the Debtors' expense, execute and deliver to the Debtors such documents (including, without limitation, UCC-3 termination statements) as the Debtors shall reasonably request to evidence such termination. Following any such termination any references to the Mortgage Note Secured Parties, the Mortgage Note Indenture Trustee and the Mortgage Note Indenture shall be deemed to be deleted.

      14.4 To the extent any Specified FF&E is financed by any other lender pursuant to an Approved Equipment Funding Commitment rather than Bank Secured Parties, the Intercreditor Agent shall release the Liens in favor of the Secured Parties on such Specified FF&E and in connection therewith at the Debtor's expense, execute and deliver to the Debtors' such documents (including, without limitation, UCC-3 termination statements) as the Debtors may reasonably request to evidence such termination. To the extent requested by the Debtors, the Intercreditor Agent shall release any liens in favor of the Mortgage Note Secured Parties on such Specified FF&E and in connection therewith, at Debtors' expense, execute and deliver to Debtors such documents (including, without limitation, UCC-3 termination statements) as Debtors may reasonably request to evidence such termination.

      14.5 Upon the termination of the security interests of the Bank Secured Parties and GMAC in accordance with Sections 14.1 and 14.2 above, the appointment of Intercreditor Agent shall terminate and all duties, rights and remedies vested in Intercreditor Agent shall thereupon be vested in the Mortgage Notes Indenture Trustee.

15.   Indemnity and Expenses.

      To the extent not covered by the Bank Credit Agreement, the GMAC Credit Agreement or the Mortgage Note Indenture, the Debtors agree, jointly and severally, to indemnify the Intercreditor Agent and each other Secured Party from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting from such Secured Party's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

16.   Attorneys' Fees.

      In the event any legal action or proceeding (including, without limitation, any of the remedies provided for herein or at law) is commenced to enforce or interpret this Agreement or any provision thereof, the Debtors shall indemnify each of the Secured Parties and the Intercreditor Agent for their reasonable attorneys' fees and other costs and expenses incurred therein, and if a judgment or award is entered in any such action or proceeding, such reasonable attorneys' fees and other costs and expenses may be made a part of such judgment or award.

17.   Amendments; Waivers; Consents.

      No amendment, modification, termination or waiver of any provision of this Agreement, or consent to any departure by the Debtors therefrom, shall in any event be effective without the written concurrence of the Intercreditor Agent and the Debtors.

18.   Notices.

      All notices or other communications required or permitted to be given hereunder shall be in writing and shall be considered as properly given (a) if delivered in person, (b) if sent by reputable overnight delivery service, (c) in the event overnight delivery services are not readily available, if mailed by first class mail, postage prepaid, registered or certified with return receipt requested or (d) if sent by prepaid telex, or by telecopy with correct answer back received. Notice so given shall be effective upon receipt by the addressee, except that communication or notice so transmitted by telecopy or other direct written electronic means shall be deemed to have been validly and effectively given on the day (if a Banking Day and, if not, on the next following Banking
Day) on which it is validly transmitted if transmitted before 4 p.m., recipient's time, and if transmitted after that time, on the next following Banking Day; provided, however, that if any notice is tendered to an addressee and the delivery thereof is refused by such addressee, such notice shall be effective upon such tender. The addresses of the parties for purposes hereof shall be as set forth on the signature pages hereof unless and until notice changing such address is given in accordance with this Section 18. Any party shall have the right to change its address for notice hereunder to any other location by giving of no less than twenty (20) days' notice to the other parties in the manner set forth hereinabove.

19.   Governing Law.

      Subject to the application of Nevada Gaming Laws, this Agreement, including all matters of construction, validity, performance and the creation, validity, enforcement or priority of the lien of, and security interests created by, this Agreement in or upon the

Collateral shall be governed by the laws of the state of New York, without reference to conflicts of law (other than Section 5-1401 of the New York General Obligations Law), except as required by mandatory provisions of law and except to the extent that the validity or perfection of the lien and security interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the state of New York.

20.   Consent to Jurisdiction and Service of Process.

      ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST DEBTORS ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY OBLIGATIONS HEREUNDER MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH DEBTOR, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

              (I)   ACCEPTS GENERALLY AND UNCONDITIONALLY THE
      NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

              (II)  WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

              (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO DEBTOR AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 18;

              (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER DEBTOR IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

              (V) AGREES THAT INTERCREDITOR AGENT RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST EACH DEBTOR IN THE COURTS OF ANY OTHER JURISDICTION; AND

              (VI) AGREES THAT THE PROVISIONS OF THIS SECTION 20 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.

21.   Reinstatement.

      This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by any Secured Party in respect of the Obligations is rescinded or must otherwise be restored or returned by such Secured Party upon the insolvency, bankruptcy, reorganization, liquidation of a Debtor or upon the dissolution of, or appointment of any intervenor or conservator of, or trustee or similar official for, a Debtor or any substantial part of a Debtor's assets, or otherwise, all as though such payments had not been made.

22.   Severability.

      The provisions of this Agreement are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

23.   Survival of Provisions.

      All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the other Financing Agreements and extensions of credit thereunder. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements, representations and warranties of Debtors set forth herein shall terminate only upon full repayment of the Obligations.

24.   Headings Descriptive.

      The headings in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

25.   Entire Agreement.

      This Agreement, together with any other agreement executed in connection herewith, is intended by the parties as a final expression of their agreement and is intended as a complete and exclusive statement of the terms and conditions thereof.

26.   Time.

      Time is of the essence of this Agreement.

27.   Counterparts.

      This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same agreement.

28.   Waiver of Jury Trial.

      EACH DEBTOR AND THE INTERCREDITOR AGENT HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE RELATIONSHIP AMONG THEM THAT IS BEING ESTABLISHED. EACH DEBTOR AND THE INTERCREDITOR AGENT ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT IT HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT IT WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH SUCH PERSON FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

29.   Responsibilities of the Intercreditor Agent.

      The powers conferred on the Intercreditor Agent hereunder are solely to protect its interest in the Collateral granted for the benefit of the Secured Parties and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Intercreditor Agent shall have no duty as to any Collateral, it being understood that the Intercreditor Agent shall have no responsibility for (a) taking any necessary steps (other than steps taken in accordance with the standard of care set forth above to maintain possession of the Collateral) to preserve rights against any parties with respect to any Collateral or (b) taking any necessary steps to collect or realize upon the Obligations or any guarantee therefor, or any part thereof, or any of the Collateral. The Intercreditor Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which such Person accords its own property of like kind.

      IN WITNESS WHEREOF, each of the undersigned has caused this Company Security Agreement to be duly executed and delivered as of the day and year first above written.

                                    DEBTORS:

                                    LAS VEGAS SANDS, INC.,
                                    a Nevada Corporation

                                    By: /s/ William P. Weidner
                                        ----------------------------------------
                                        Name:  William P. Weidner
                                        Title: President

                                    Notice Address:

                                        3355 Las Vegas Boulevard South
                                        Room 1A
                                        Las Vegas, Nevada 89109
                                        Attention:  General Counsel
                                        Telefax:  (702) 733-5499

                                    VENETIAN CASINO RESORT, LLC,
                                    a Nevada limited liability company

                                    By:   Las Vegas Sands, Inc.,
                                          a Nevada corporation,
                                          its managing member

                                    By: /s/ William P. Weidner
                                        ----------------------------------------
                                        Name:  William P. Weidner
                                        Title: President

                                    Notice Address:

                                          3355 Las Vegas Boulevard South
                                          Room 1A
                                          Las Vegas, Nevada 89109
                                          Attention:  General Counsel
                                          Telefax:  (702) 733-5499

                                    GRAND CANAL SHOPS MALL
                                    CONSTRUCTION, LLC,
                                    a Delaware limited liability company

                                    By:   VENETIAN CASINO RESORT, LLC
                                          as sole member

                                    By:   LAS VEGAS SANDS, INC.,
                                          as managing member

                                    By: /s/ William P. Weidner
                                        ----------------------------------------
                                        Name:  William P. Weidner
                                        Title: President

                                    Notice Address:

                                        3355 Las Vegas Boulevard South
                                        Room 1A
                                        Las Vegas, Nevada 89109
                                        Attention:  General Counsel
                                        Telefax:  (702) 733-5499

                                   INTERCREDITOR AGENT:

                                   THE BANK OF NOVA SCOTIA,
                                   a Canadian chartered bank,
                                   as Intercreditor Agent

                                    By: /s/ Alan W. Pendergast
                                        ----------------------------------------
                                        Name:  Alan W. Pendergast
                                        Title: Relationship Manager

                              SECURED PARTY:

                                    THE BANK OF NOVA SCOTIA, a Canadian
                                    chartered bank, as Disbursement Agent under the Disbursement Agreement

                                    By: /s/ Alan W. Pendergast
                                        ----------------------------------------
                                        Title: Relationship Manager

                                    Notice Address:   The Bank of Nova Scotia
                                                      580 California Street
                                                      San Francisco, CA 94104

                                    Attention:        Alan Pendergast
                                                      Relationship Manager

                                    Facsimile Number: (415) 397-0791

                                    with a copy to:   The Bank of Nova Scotia
                                                      600 Peachtree Street, N.E.
                                                      Atlanta, GA 30308

                                    Attention:        Marianne Velker

                                    Facsimile Number: (404) 888-8998